Exhibit 99.1

NEWS

225 North Shore Drive

Pittsburgh, PA  15212-5861

www.eqt.com

Equitable Resources, Inc. to Purchase Natural Gas Utilities

Dominion Peoples and Dominion Hope

(PITTSBURGH) – Equitable Resources, Inc. (NYSE: EQT) today announced that it has entered into a definitive agreement to acquire Dominion Resources’ natural gas distribution and midstream assets in Pennsylvania and its natural gas distribution assets in West Virginia for approximately $970 million, subject to adjustments, in a cash transaction.  The acquisition will add approximately 475,000 customers, 33 Bcf of storage, 936 miles of gathering pipelines and 466 miles of high pressure transmission lines to EQT’s current natural gas operations in southwestern Pennsylvania and West Virginia. These assets increase the number of customers by 173%, total storage capacity by 60%, gathered volume by 40% and miles of transmission by 42%.

“The acquisition is consistent with our growth strategy,” said Murry S. Gerber, Chairman, President and Chief Executive Officer of Equitable Resources.  “This transaction will be accretive to earnings per share and will earn a return in excess of our cost of capital.”

“This acquisition is a great strategic fit with our existing operations given the geographic and operational profile of the combined asset base,” said Randall L. Crawford, president of Equitable Utilities.  “We will be building the scale and scope of our regulated operations in areas with overlapping service territories and familiar ratemaking environments.  Just as important, we are adding assets that complement our midstream growth initiatives.”

The transaction requires approvals from the Pennsylvania Public Utility Commission and the West Virginia Public Service Commission and is subject to Hart-Scott-Rodino review.  Equitable expects to receive the required approvals by the end of 2006.  The Company will finance the transaction through a combination of equity and debt issuances and possibly asset sales.

Equitable will host a teleconference with security analysts beginning at 10:30 a.m. Eastern Time today.  Equitable’s teleconference with security analysts will be simulcast live via the Equitable Resources website, www.eqt.com, and will be available for replay on the website for seven days.

Equitable Resources is an integrated energy company with emphasis on Appalachian area natural gas supply, transmission and distribution.  For information please visit www.eqt.com.

Forward-Looking Statements

Disclosures in this press release contain forward-looking statements.  Statements that do not relate strictly to historical or current facts are forward-looking.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s drilling program, production volumes, earnings, and capital expenditure program.  A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, the following:

•                  the substance and timing of regulatory actions and proceedings

•                  the Company’s success in implementing acquisition or divestiture activities

•                  the risk factors set forth in Item 1A of the Company’s annual report on Form 10-k for the year ended December 31, 2005

•                  other factors discussed in other reports filed by the Company with the Securities and Exchange Commission from time to time.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.